EXHIBIT 99.1

Netsol Technologies Reports Strong Fiscal Third Quarter Results; Increases Guidance

Third Quarter Revenue Advances to Record $12.8 Million

Company Expanding Rapidly in APAC to Meet Growing Market Need for NetSol's Finance and Leasing Solution

Expects Total Annual Revenue in Range of Approximately $47.5 Million to $49 Million

CALABASAS, Calif., May 9, 2013 (GLOBE NEWSWIRE) -- NetSol Technologies, Inc. (Nasdaq:NTWK), a worldwide provider of global IT and enterprise application solutions, today reported strong financial results for its fiscal 2013 third quarter ended March 31, 2013.

Total revenue for the third quarter rose to $12.8 million, the highest third quarter in the company's history. This compares with $10.6 million in the third quarter of fiscal 2012.

Third quarter license revenue increased to $4.8 million from $3.0 million in the comparable period in fiscal 2012. Maintenance revenue improved to $2.5 million from $1.8 million last year. Service revenue was $5.5 million from $5.8 million in the third quarter of fiscal 2012.

"Our performance over the quarter demonstrated continued momentum in our strategic initiative to grow the company by focusing on emerging opportunities and providing customers with an unmatched level of support wherever they do business," said Najeeb Ghauri, CEO of NetSol. "Throughout the world, we are rapidly building out our team to capture market share and fully leverage what we have created with the NetSol Financial Suite, the industry's most robust end-to-end finance and leasing solution. With favorable market trends and additional products and services, we have set the stage for sustainable long-term growth."

Click here to watch a video of Najeeb Ghauri discussing the third quarter and the trends that are driving NetSol's growth or visit http://youtu.be/Mb0CfrDED-0

Total cost of revenue for the fiscal 2013 third quarter increased to $6.3 million from $4.9 million last year, reflecting an increase in staffing and new business activities, as well as an increase in depreciation and amortization, a non-cash expense.

Total operating expenses for the fiscal 2013 third quarter amounted to $3.8 million, versus $3.5 million in the fiscal 2012 third quarter. The increase is related to hiring of new sales staff, non-cash expense of options exercised and a one-time charge related to personnel reduction in the VLS division

Operating income for the third quarter of fiscal 2013 rose to $2.6 million from $2.2 million in the comparable period last year.

NetSol achieved third quarter net income of $1.6 million, equal to $0.19 per diluted share, compared with $1.7 million, or $0.27 per share, in the comparable period of the prior fiscal year, including a $968,000 deduction in the most recent quarter for non-controlling interest, compared with a deduction of $672,000 in the prior year period. Earnings per share for the quarter, before accounting for the non-controlling interest, amounted to $0.30 per diluted share, compared with $0.38 per diluted share in the fiscal 2012 third quarter.

Weighted average number of diluted shares outstanding for the period was 8.4 million shares, compared with 6.2 million shares for the third quarter of fiscal 2012.

The net EBITDA (a non-GAAP measure), was $3.1 million for the fiscal 2013 third quarter or $0.37 per diluted share, similar to $3.1 million or $0.50 per diluted share for the fiscal 2012 third quarter. The difference in earnings per diluted share relate to the change in weighted average shares outstanding over the period. The reconciliation of net EBITDA to net income, the most comparable non-GAAP financial measure, as well as a further explanation about adjusted EBITDA, is included in the financial tables at the end of this news release.

For the nine months of fiscal 2013, total revenue rose to $35.7 million from $25.4 million for the first nine months of fiscal 2012. Net income for the fiscal 2013 year-to-date period was $4.7 million, or $0.59 per diluted share, compared with $545,000, or $0.09 per diluted share, last year.

NetSol's cash and cash equivalents balance was $7.7 million at March 31, 2013, up from $7.6 million at June 30, 2012. Sequentially, cash decreased from $9.6 million at December 31, 2012 due to equipment purchases and infrastructure enhancements at the NetSol Technology Campus and Bangkok office as a result of increased headcount and system upgrades.

Recent Highlights:

  Received three new orders for NetSol Financial Suite (NFS™) solution, representing more than $6 million in combined license, maintenance and service billings;
  Signed two new agreements with China-based companies to implement modules within the NetSol Financial Suite, further building the NetSol's market share in the country
  Secured two LeaseSoft license upgrades for NetSol Technologies Europe clients and delivered a branch integration program to a major client supporting the interoperability of 225 retail finance branches across the U.K. through a single platform web services basis integration solution;
  Virtual Lease Services subsidiary recently signed new contracts with Investec and a European Bank, to provide due diligence and audit services. Revenue from the division has grown 11% from the September 30, 2012 period and continues to improve;
  Signed a multi-million agreement to implement the complete NFS suite for a global equipment manufacture at its Mexico-based subsidiary. Also signed an agreement to provide consulting services to the same customer for a period of ten months;
  Vroozi Implemented smartOCI® with a Fortune 500 global logistics company and with Albert Schweitzer Hospital in Netherlands, bringing total users of smartOCI® to nearly 25,000;
  Upgraded the NFS- Wholesale Finance System in the United States and Canada, providing customers with the option of implementing the platform under a Software-as-a-Service (SaaS) model; and,
  Opened an additional office in Australia, to capture a growing market opportunity in the broad equipment finance sector and enhance service capability in the region.

Business and Financial Outlook

"As we work to close out the year, we are focused on execution, and we expect our close rate to remain strong. In addition, maintenance revenue should improve as we begin to recognize revenue from recently completed implementations," Ghauri added. "While we continue to improve net margins, our focus is on growth, and doing those activities required to capture market share and service larger, higher value projects – all aimed at building long-term shareholder value."

Given the strong performance and new business pipeline visibility, NetSol now expects total annual revenue of approximately $47.5 million to $49.0 million for the 2013 fiscal year. This compares to previous guidance of total annual revenue in the range of approximately $46.0 million to $49.0 million.  NetSol currently maintains its earnings per diluted share guidance at $0.80 to $1.00 for the year.

Fiscal 2013 Third Quarter Conference Call
When:	Thursday, May 9
Time:	11:00 a.m. Eastern
Phone:	1-877-941-8631 (domestic)
1-480-629-9644 (international)
Conference ID:	4617264

A live Webcast will be available online on NetSol's website at http://www.netsoltech.com/us/investors/event-presentation, where it will be archived for 90 days.

About NetSol Technologies

NetSol Technologies, Inc. (www.netsoltech.com) is a worldwide provider of global IT and enterprise application solutions that include credit and finance portfolio management systems, SAP consulting and services, custom development, systems integration, and technical services for the global Financial, Leasing, Insurance, Energy, and Technology markets. Headquartered in Calabasas, Calif., NetSol's product and services offerings have achieved ISO 9001, ISO 20000, ISO 27001, and SEI (Software Engineering Institute) CMMI (Capability Maturity Model) Maturity Level 5 assessments, a distinction shared by only 178 companies worldwide. The company's clients include Fortune 500 manufacturers, global automakers, financial institutions, utilities, technology providers, and government agencies. NetSol has delivery and support locations in San Francisco, London, Beijing, Bangkok, Lahore, Adelaide, Sydney, and Riyadh.

Investors can receive news releases and invitations to special events by accessing our online signup form at http://www.netsoltech.com/us/investors/signupform

Forward-Looking Statements

This press release may contain forward-looking statements relating to the development of the Company's products and services and future operation results, including statements regarding the Company that are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. The words "expects," "anticipates," variations of such words, and similar expressions, identify forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, but their absence does not mean that the statement is not forward-looking. These statements are not guarantees of future performance and are subject to certain risks, uncertainties, and assumptions that are difficult to predict. Factors that could affect the Company's actual results include the progress and costs of the development of products and services and the timing of the market acceptance. The subject Companies expressly disclaim any obligation or undertaking to update or revise any forward-looking statement contained herein to reflect any change in the company's expectations with regard thereto or any change in events, conditions or circumstances upon which any statement is based.

(Tables Follow)

NetSol Technologies, Inc. and Subsidiaries
Consolidated Balance Sheets

	As of March 31,	As of June 30,
ASSETS	2013	2012
Current assets:
Cash and cash equivalents	$ 7,706,158	$ 7,599,607
Restricted cash	2,066,575	141,231
Accounts receivable, net	17,623,594	13,757,637
Revenues in excess of billings	11,650,654	12,131,329
Other current assets	2,763,495	2,648,302
Total current assets	41,810,476	36,278,106
Investment under equity method	530,914	--
Property and equipment, net	20,160,872	16,912,795

Intangible assets, net	28,993,679	28,502,983
Goodwill	9,653,330	9,653,330
Total intangibles	38,647,009	38,156,313
Total assets	$ 101,149,271	$ 91,347,214

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses	$ 4,558,686	$ 3,869,355
Current portion of loans and obligations under capitalized leases	3,385,997	1,896,238
Other payables - acquisitions	103,226	103,226
Unearned revenues	3,798,612	2,704,661
Convertible notes payable , current portion	379,512	2,809,093
Loans payable, bank	2,008,435	2,116,402
Common stock to be issued	88,325	105,575
Total current liabilities	14,322,793	13,604,550
Obligations under capitalized leases, less current maturities	240,268	260,107
Convertible notes payable less current maturities	--	936,364
Long term loans; less current maturities	1,160,186	1,551,541
Total liabilities	15,723,247	16,352,562
Commitments and contingencies
Stockholders' equity:
Common stock, $.01 par value; 15,000,000 shares authorized; 8,779,560 & 7,513,745 issued and outstanding as of December 31, 2012 and June 30, 2012	87,796	75,137
Additional paid-in-capital	113,086,441	106,101,165
Treasury stock	(415,425)	(415,425)
Accumulated deficit	(26,969,456)	(31,684,399)
Stock subscription receivable	(2,020,488)	(2,119,488)
Other comprehensive loss	(14,742,035)	(12,361,759)
Total NetSol shareholders' equity	69,026,833	59,595,231
Non-controlling interest	16,399,191	15,399,421
Total stockholders' equity	85,426,024	74,994,652
Total liabilities and stockholders' equity	$ 101,149,271	$ 91,347,214

NetSol Technologies, Inc. and Subsidiaries
Consolidated Statement of Operations

	For the Three Months		For the Nine Months
	Ended March 31,		Ended March 31,
	2013	2012	2013	2012
Net Revenues:
License fees	4,790,015	2,968,498	11,537,363	6,092,203
Maintenance fees	2,488,774	1,824,585	7,199,293	5,983,073
Services	5,535,188	5,817,465	16,956,890	13,370,032
Total net revenues	12,813,977	10,610,548	35,693,546	25,445,308
Cost of revenues:
Salaries and consultants	3,386,543	2,741,717	9,720,744	7,412,931
Travel	499,990	372,578	1,211,478	912,420
Repairs and maintenance	92,405	109,868	344,124	280,785
Insurance	48,193	40,103	126,919	107,319
Depreciation and amortization	1,033,023	830,646	3,015,181	2,432,261
Other	1,259,067	818,804	2,739,702	1,756,629
Total cost of revenues	6,319,221	4,913,716	17,158,148	12,902,345
Gross profit	6,494,756	5,696,832	18,535,398	12,542,963
Operating expenses:
Selling and marketing	806,569	835,153	2,500,742	2,270,566
Depreciation and amortization	437,700	403,177	1,113,136	883,881
Bad debt expense	(445)	--	54,444	--
Salaries and wages	1,375,930	1,099,503	3,722,590	3,058,090
Professional services, including non-cash compensation	181,808	138,094	544,978	561,754
General and administrative	1,044,699	1,056,725	3,529,419	3,214,430
Total operating expenses	3,846,261	3,532,652	11,465,309	9,988,721
Income from operations	2,648,495	2,164,180	7,070,089	2,554,242
Other income and (expenses)
Gain (loss) on sale of assets	15,097	(666)	29,118	(3,940)
Interest expense	(115,614)	(167,972)	(587,935)	(587,136)
Interest income	86,018	26,672	141,802	66,741
Gain on foreign currency exchange transactions	97,831	421,098	997,725	460,317
Share of net income (loss) from equity investment	(16,392)	(140,554)	468,095	(240,554)
Beneficial conversion feature	(173,266)	(52,665)	(615,394)	(126,912)
Other income (expense)	(371)	139,377	(367)	122,671
Total other income (expenses)	(106,697)	225,290	433,044	(308,813)
Net income before income taxes	2,541,798	2,389,470	7,503,133	2,245,429
Income taxes	(10,579)	(32,921)	(22,027)	(64,460)
Net income after tax	2,531,219	2,356,549	7,481,106	2,180,969
Non-controlling interest	(968,384)	(672,322)	(2,766,163)	(1,635,883)
Net income attributable to NetSol	1,562,835	1,684,227	4,714,943	545,086

Other comprehensive income (loss):
Translation adjustment	(1,302,180)	(369,782)	(3,465,191)	(2,383,324)
Comprehensive income (loss)	260,655	1,314,445	1,249,752	(1,838,238)
Comprehensive loss attributable to non controlling interest	(453,263)	(146,667)	(1,084,915)	(1,001,560)
Comprehensive income (loss) attributable to NetSol	713,918	1,461,112	2,334,667	(836,678)

Net income (loss) per share:
Basic	$ 0.19	$ 0.27	$ 0.59	$ 0.09
Diluted	$ 0.19	$ 0.27	$ 0.59	$ 0.09
Weighted average number of shares outstanding
Basic	8,344,408	6,135,975	7,961,843	5,795,387
Diluted	8,408,426	6,176,507	8,025,861	5,835,920

Amounts attributable to NetSol common shareholders
Net income	$ 1,562,835	$ 1,684,227	$ 4,714,943	$ 545,086

NetSol Technologies, Inc. and Subsidiaries
Consolidated Statement of Cash Flows

	For the Nine Months
	Ended March 31,
	2013	2012
Cash flows from operating activities:
Net income	$ 7,481,106	$ 2,180,969
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	4,128,317	3,316,142
Provision for bad debts	54,444	192,250
Share of net (income) loss from investment under equity method	(468,095)	240,554
(Gain) loss on sale of assets	(29,118)	3,940
Stock issued for interest on notes payable	211,111	--
Stock issued for services	38,790	190,076
Fair market value of warrants and stock options granted	455,926	303,807
Beneficial conversion feature	615,394	126,912
Changes in operating assets and liabilities:
(Increase) decrease in accounts receivable	(4,551,208)	877,725
(Increase) in other current assets	(228,434)	(2,286,804)
Increase in accounts payable and accrued expenses	2,032,318	112,422
Net cash provided by operating activities	9,740,551	5,257,993
Cash flows from investing activities:
Purchases of property and equipment	(6,751,002)	(3,729,571)
Sales of property and equipment	138,385	72,516
Purchase of treasury stock	--	(19,417)
Investment under equity method	--	(100,000)
Purchase of non-controlling interest in subsidiaries	(799,349)	--
Acquisition, net of cash acquired	--	(253,192)
Increase in intangible assets	(3,495,938)	(5,280,833)
Net cash used in investing activities	(10,907,904)	(9,310,497)
Cash flows from financing activities:
Proceeds from sale of common stock	--	5,743,300
Proceeds from the exercise of stock options and warrants	2,212,712	715,500
Payment to common shareholders against fractional shares	(194)	--
Proceeds from exercise of subsidiary options	90,589	--
Proceeds from convertible notes payable	--	4,000,000
Payments on convertible notes payable	--	(2,758,330)
Restricted cash	(1,925,344)	5,610,000
Dividend Paid	--	(341,657)
Proceeds from bank loans	1,874,079	4,371,555
Payments on capital lease obligations & loans - net	(687,125)	(7,981,217)
Net cash provided by financing activities	1,564,717	9,359,151
Effect of exchange rate changes in cash	(290,813)	(361,243)
Net increase in cash and cash equivalents	106,551	4,945,404
Cash and cash equivalents, beginning of year	7,599,607	4,172,802
Cash and cash equivalents, end of year	$ 7,706,158	$ 9,118,206

NetSol Technologies, Inc. and Subsidiaries
Reconciliation to GAAP

	Three Months	Three Months	Nine Months	Nine Months
	Ended	Ended	Ended	Ended
	March 31, 2013	March 31, 2012	March 31, 2013	March 31, 2012

Net Income (loss) before preferred dividend, per GAAP	$ 1,562,835	$ 1,684,227	$ 4,714,943	$ 545,086
Income Taxes	10,579	32,921	22,027	64,460
Depreciation and amortization	1,470,723	1,233,823	4,128,317	3,316,142
Interest expense	115,614	167,972	587,935	587,136
Interest (income)	(86,018)	(26,672)	(141,802)	(66,741)
EBITDA	$ 3,073,733	$ 3,092,271	$ 9,311,420	$ 4,446,083

Weighted Average number of shares outstanding
Basic	8,344,408	6,135,975	7,961,843	5,795,387
Diluted	8,408,426	6,176,507	8,025,861	5,835,920

Basic EBITDA	$ 0.37	$ 0.50	$ 1.17	$ 0.77
Diluted EBITDA	$ 0.37	$ 0.50	$ 1.16	$ 0.76

Although the net EBITDA income is a non-GAAP measure of performance, we are providing it because we believe it to be an important supplemental measure of our performance that is commonly used by securities analysts, investors, and other interested parties in the evaluation of companies in our industry. It should not be considered as an alternative to net income, operating income or any other financial measures calculated and presented, nor as an alternative to cash flow from operating activities as a measure of our liquidity. It may not be indicative of the Company's historical operating results nor is it intended to be predictive of potential future results.

Investor Contacts:

PondelWilkinson
Roger Pondel | Matt Sheldon
investors@netsoltech.com
(310) 279-5980

Media Contacts:

PondelWilkinson
George Medici | gmedici@pondel.com
(310) 279-5968